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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                EMPIRE OF CAROLINA, INC.
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                (Exact name of registrant as specified in its charter)


         DELAWARE                                   13-2999480
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  (State of incorporation or organization)  (I.R.S. Employer Identification No.)


  5150 LINTON BOULEVARD, DELRAY BEACH, FLORIDA                   33484
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  (Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class               Name of each exchange on which
            to be so registered                each class is to be registered

 Series A Preferred Stock, $.01 par value                     AMEX
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 Common Stock Purchase Warrants                               AMEX
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box./ /

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's securities to be registered is included in the Pre-Effective Amendment No. 1 to the Registrant's
Registration Statement on Form S-3, dated as of April 7, 1998, and is hereby incorporated herein by reference.

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ITEM 2.  EXHIBITS.

     1.   Restated Certificate of Incorporation of the Company(1)
     2.   First Amended to Restated Certificate of Incorporation of the
          Company(1)
     3. Warrant Agreement dated as of June 17, 1997, between the Company and the holders from time to time of the Warrants(2)
     4. Securities Purchase Agreement dated as of May 5, 1997, among the company, HPA Associates, LLC and EMP Associates LLC(3)
     5. Amendment No. 1 dated as of June 5, 1997, to Securities Purchase Agreement dated as of May 5, 1997, among the Company, HPA Associates, LLC and EMP Associates LLC(4)
     6.   Certificate of Designation relating to Series A Preferred Stock(5)
     7. Buddy L Settlement Agreement dated as of June 17, 1997, between the Company and Smedley Industries, Inc. Liquidating Trust(6)
     8. Letter of the Company to Pellinore Securities Corp., Axiom Capital Management, Inc. and Commonwealth Associates, Inc. regarding the registration rights provisions affecting the Series A Preferred Stock.(7)
     9. Buddy L Registration Rights Agreement dated as of June 17, 1997 between the Company and SLT.(8)

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     (1)  Previously filed as an exhibit to the Company's Current Report on
          Form 10-Q dated as of September 30, 1997, and incorporated herein by reference.

     (2) Previously filed as an exhibit to the Company's Report on Form 8-K dated as of June 17, 1997, and incorporated herein by reference.

     (3) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

     (4) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

     (5) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

     (6) Previously filed as and exhibit to the Company's Current Report on Form 8-K dated June 30, 1997, and incorporated herein by reference.

     (7) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 30, 1997 and incorporated by reference.

     (8) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 30, 1997 and incorporated by reference.

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     10.  WPG Registration Rights Agreement dated as of June 17, 1997 among the Company and WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), Ltd., Weiss, Peck & Crear, as trustee under Craig Whiting IRA, Peter B. Pfister, Weiss, Peck & Greer as Trustee under Nora Kerppola IRA, Westpool Investment Trust, PLC, Eugene M. Matalene, Jr., Richard Bochman, and Glenbrook Partners, L.P. (collectively the "WPG Affiliates Entities").(9)

     11. WPG Release Agreement dated as of June 17, 1997 between the Company and the WPG Affiliated Entities.(10)

     12. First Amendment dated January 22, 1998 to the Warrant Agreement dated June 17, 1997 between Empire of Carolina Inc. and the holders from time to time of the Warrants.(11)

     13. Agreement dated March 13, 1998 among Empire of Carolina, Inc., Empire Industries, Inc. and Smedley Industries Liquidating Trust, Inc.(12)

                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     (Registrant)            EMPIRE OF CAROLINA, INC.
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Date                        April 7, 1998
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By         /s/ Lawrence Geller
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    Name:   Lawrence Geller
    Title:  Vice President and General Counsel

_______________

      (9) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 30, 1997 and incorporated by reference.

     (10) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 30, 1997 and incorporated by reference.

     (11) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated March 31, 1998 and incorporated by reference.

     (12) Previously filed as an exhibit to the Company's Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3, dated as of April 7, 1998, and is hereby incorporated herein by reference.



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